CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH "    *    "

Exhibit 10.48

Dated                                                1988

THE LONDON INTERNATIONAL FINANCIAL FUTURES EXCHANGE LIMITED

and

INTERNATIONAL COMMODITIES CLEARING HOUSE LIMITED

AGREEMENT AS TO CLEARING

Clifford Chance
Royex House
Aldermanbury Square
London EC2V 7LD
NFB. 7632/PJO

THIS AGREEMENT is made the 7th June 1988

BETWEEN

(1)                     THE LONDON INTERNATIONAL FINANCIAL FUTURES EXCHANGE LIMITED (“the Exchange”) whose registered office is at Royal Exchange, London ECJV 3PJ,

and

(2)                     INTERNATIONAL COMMODITIES CLEARING HOUSE LIMITED (“ICCH”) whose registered office is at 1/2 Crutched Friars, London EC3N 2AN.

W H E R E A S

A.                      ICCH carries on the business of a clearing house and ensures to its clearing members the performance of contracts traded on futures or options markets and registered with it in accordance with the Regulations (as hereinafter defined);

B.                        The Exchange carries on the business of administering a market for the trading and execution of futures and option contracts;

C.                        The Exchange desires to confirm the appointment of ICCH as the clearing house for such market and to perform other functions for the Exchange and ICCH confirms its acceptance of such appointment and agrees to perform such other functions subject to the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.                          Interpretation

1.1                    Unless otherwise expressly stated in this Agreement and the schedules hereto:

(a)                     “authorised person” has the same meaning as in section 207 [ILLEGIBLE] of the Financial Services Act 1986;

(b)                    “business day” means a day and time when the Market is open for trading;

(c)                     “clearing Member” means a Member who is for the time being a clearing member of ICCH and “clearing membership” shall be construed accordingly;

(d)                    “clearing” means the functions performed by ICCH briefly described in the first-schedule to this Agreement;

(e)                     “client account” means an account of a clearing Member maintained with ICCH. In respect of the clearing Member’s transactions for segregated customers, which is designated by ICCH as a client account;

(f)                       “contract” means a futures or option contract on the terms of an exchange contract made by Members under the Rules and required by the Rules to be presented for registration by ICCH;

(g)                    “exchange contract” means any of the standard form contracts the Exchange has adopted and currently authorizes Members to trade in under the Rules and subject to clause 12 of this Agreement any standard form contract which the Exchange may adopt and authorize Members to trade in under the Rules;

(h)                    “margined transaction” has the same meaning as in the Financial Services (Conduct of Business) Rules 1987;

(i)                        “Market” means any futures or options market or any division thereof administered by the Exchange;

(j)                        “Member” means any person being a member or a Licensee or tenant of the Exchange or the Market, entitled to trade in his own name on the Market, or person is otherwise entitled to trade in his own name thereon pursuant [ILLEGIBLE] Rules; and “membership” shall be construed accordingly.

(k)                     “person” includes any association or [ILLEGIBLE] or not having legal personality);

(l)                        “the Procedures” means the procedures of ICCH under the Regulations as amended from time to time, the edition of which with regard to the Market, having effect from 29th April 1988, is annexed to this Agreement as the second schedule;

(m)                  “the Regulations” means ICCH’s General Regulations as amended from time to time, the edition of which, having effect from 29th April 1988, is annexed to this Agreement as the third schedule;

(n)                    “the Rules” means any of the regulations, rules, exchange contract terms and administrative procedures for the time being and from time to time governing the operation of the Market (the edition of which, having effect from 29th April 1988, is annexed to this Agreement as the fourth schedule) and shall include those made or applicable to the Market pursuant to this Agreement and includes, without prejudice to the generality of the foregoing, any regulations made by the directors of the Exchange  or by any committee established under the Rules.

1.2       References to the “parties” are references to the parties hereto, and “party” shall be construed accordingly.

1.3       Clause headings and numbering herein and in the schedules hereto are for ease of reference only and shall not affect the interpretation of this Agreement.

1.4       Save as otherwise above provided or where the context otherwise requires, terms and expressions defined in the Regulations and Procedures shall have the same meanings in this Agreement.

2.         Appointment as Clearing House

2.1       The Exchange hereby confirms the appointment of ICCH as the clearing house to the Market to provide clearing for contracts in accordance with the Regulations and Procedures and ICCH confirms its acceptance of such appointment and agrees to provide clearing.

3.         Members

3.1       The Exchange may at any time introduce a new category or class of Member or alter or modify the rights, privileges or obligations of an existing category on class of Member, provided that where such introduction, alteration or modification may affect the clearing of contracts by ICCH the Exchange shall as soon as reasonably practicable advise ICCH of its proposal to make the introduction, alteration or modification and shall thereafter consult with ICCH.

3.2       Without prejudice to the foregoing requirement to inform and consult, the Exchange shall give ICCH not less than 14 days written notice of the date on which the Exchange intends to introduce a new category or class of Member or alter or modify the rights, privileges or obligations of an existing category or class of Member.

3.3       ICCH may by written notice to the Exchange to be given not less than 7 days before the expiry of the period specified in clause 3.2 decline to register any contract presented by or having any connection with a new category or class of Member if ICCH reasonably determines that the introduction of such new category [ILLEGIBLE] of Member will lead to any change in the obligations of [ILLEGIBLE] Members to any class or category of Member or to ICCH, or that it will lead to an increase in the liabilities or obligations of ICCH. This clause is without prejudice to the rights of ICCH under the Regulations.

3.4       If ICCH declines pursuant to clause 3.3 to register contracts presented by or having any connection with a new category or class of Member, the Exchange shall be entitled to make other arrangements for clearing in respect of such contracts.

3.5       Neither ICCH nor the Exchange shall make any public announcement of the Exchange’s intention to introduce a new category or class of Member or alter or modify the rights, privileges or obligations of an existing category or class of Member until the period specified in clause 3.2 has elapsed unless such announcement or disclosure has been agreed to by both ICCH and the Exchange.

3.6       Clauses 3.1 to 3.5 shall have effect without prejudice to clause [ILLEGIBLE].

3.7       The Exchange may in accordance with the Rules allow and require clearing Members to assume responsibility for contracts made by Members who are not clearing Members. Such Members shall be required to enter into a clearing agreement in the form (or one of the forms if more than one, as appropriate) annexed to this Agreement is the fifth schedule, and the Exchange shall not (without the consent of ICCE) cause or permit any change in the Rules which is inconsistent with the forms of such clearing agreement, where the Rules do not make any provision for clearing agreements in a form sort out in the fifth schedule, this clause shall be of no effect.

3.8       In all dealings with ICCE clearing Members will be required to act as principals and the Exchange shall make it a provision of the Rules that all contracts entered into in accordance with the Rules shall be made by a Member as a principal with any other Member or with any client of any Member, and not as agent.

4.        Input of trading information

4.1       The Exchange shall throughout the business day provide ICCE with a full, complete and accurate record of all contracts entered into that business day (including all the information required in clause 4.5(b) and (c)) in machine readable form in accordance with Exchange procedures.

4.2       The Exchange by the Rules shall ensure at all times that Members are required to present to the Exchange details (as listed in clause 4.5(a) to (c)) of all contracts so far as is known to them and shall take all reasonable steps to ensure that the Rules are enforced in that regard.

4.3       Unless otherwise expressly agreed between the parties, particulars of a contract presented to ICCE in accordance with clause 4.1 shall be deemed to be presented by the clearing Members in whose names they are presented and, where the Rules so provide, to be confirmed by such clearing Members in accordance with the Regulations and the Procedures. The Exchange shall ensure that, unless otherwise agreed by ICCE, the Rules shall at all times authorise the Exchange to present and confirm such particulars to ICCE on clearing Members’ behalf.

4.4       Notwithstanding the provisions of clause 4.3 ICCE may, after consulting the Exchange wherever practicable, at its discretion reject any information which it reasonably believes to be defective or deal with such information subject to any conditions it may reasonably impose including but not limited to its right under the Regulations and Procedures to refuse registration of contracts. ICCE shall notify the Exchange promptly after an exercise of its discretion under this clause.

4.5       The Exchange shall at all times maintain full complete and accurate records of all contracts presented for registration to ICCE, except contracts arising from the exercise of registered option contracts. Such records shall be in such form as may be agreed from time to time by ICCE and the Exchange but at least the following information shall be retained by the Exchange.

(a)                     the date and time at which a contract was made or was notified to the Exchange;

(b)                    the names of the Members by whom a contract was made and the clearing members in whose names it was presented for registration.

(c)                     The commodity, the quantity or number of lots, the delivery month or prompt date and the price (or, in the case of an option contract, the striking price and the premium).

The Exchange shall allow ICCE access to such records at all reasonable times on reasonable notice and shall retain the records for a period of 3 years from the date on which they were created.

4.6       The Exchange shall use its best endeavours to ensure that all information provided to ICCE by the Exchange is accurate in all materials respects.

5.        Accounts

5.1       ICCE shall assign to each clearing member one or more unique [ILLEGIBLE] (or other identifying codes) which shall be notified to the Exchange.

5.2       ICCE shall open in the name of each clearing member (subject to the Regulations and Procedures) one or more accounts provided that ICCE shall not be under any obligation to open more than one account in the name of a clearing Member who is not an authorised person or more than two accounts in the name of a clearing Member who is an authorised person.

5.3       In the case of any clearing Member who is an authorised person, ICCE shall not exercise any right of combination or set off permitted by the Regulations or Procedures between any account opened in the name of that clearing Member and designated a client account by that clearing Member and any account not so designated.

5.4       An account designated a client account in the name of a clearing Member who is an authorised person will be used by the clearing Member for the purposes of margined transactions made with clients and for no other purpose notwithstanding that the clearing Member shall be responsible for all obligations to ICCE in respect of such account.

6.        Initial margins

6.1       ICCH shall after consultation with the Exchange set rates of initial margin for contracts presented for registration by ICCH and ICCH shall immediately on setting such rates notify the Exchange, the Securities and Investments Board and clearing Members of such rates.

6.2       ICCH may in its absolute discretion if it believes such action is necessary (and after consultation with the Exchange wherever  practicable) increase any rate of initial margin for any particular clearing member or any exchange contract.

6.3       After consultation with and with the agreement of the Exchange, but not otherwise, ICCH may reduce any rate of initial margin for any exchange contract.

6.4       The provisions of this clause shall not prevent the Exchange from setting rates of initial margin in respect of an exchange contract provided that —

(a)                     a rate of initial margin set by the Exchange (or any alteration thereof) shall not be less than that required of all clearing Members by ICCH, pursuant to clause 6.1 or (in the event of an Increase applying to all clearing Members) clause 6.2, in respect of that exchange contract; and

(b)                    the Exchange shall not set a rate of initial margin due from clearing Members to ICCH.

7.        Security for margins

7.1       ICCH may after consultation with the Exchange make provision in the Regulations and Procedures for the acceptance of security in place of cash for any clearing Member’s obligations to ICCH.

8.        Marking or settlement to market

8.1       ICCH may under the regulations and Procedures require that clearing Members' accounts of any kind in its books be operated on a marked to market basis or a settlement to market basis, but shall consult with and obtain the prior consent of the Exchange before making or altering any such requirement.

9.        Official quotations

9.1       The Exchange shall each business day, at such times and in such manner as the parties may from time to time agree, notify ICCH of the price or value which properly and fairly represents the price or value of each commodity the subject of an exchange contract at the time such price or value is given.

9.2       ICCH shall, except in the case of manifest error or in any other case in which ICCH reasonably believes such value or price does not reasonably reflect the value or price of the commodity, adopt such value or price as the basis for determining the official quotation for the business day concerned which will remain effective until the Exchange shall notify ICCH (in accordance with clause 9.1) of any other value or price for such commodity.

10.      Disputes as to delivery [ILLEGIBLE]

10.1     In the event of ICCH or the Exchange being notified of any dispute arising out of a delivery of any commodity pursuant to a contract, or in the event either ICCH or the Exchange becoming aware of circumstances likely to give rise to a dispute, the party receiving such notification or becoming aware of such circumstances shall notify the other thereof immediately.

10.2     The Exchange shall procure that the Rules at all times provide for the reference to arbitration of a dispute arising out of a contract and, further, that they provide that where ICCH is a party to a registered contract under dispute, ICCH shall be entitled to call upon a clearing Member who is a buyer and a clearing Member who is a seller, under the terms of registered contracts which have been matched by ICCH and in respect of which reference to arbitration has been made under the Rules, to conduct such arbitration between them in accordance with the Rules, in which case awards shall be made, one between the buyer and ICCH and one between the seller and ICCH.

11.      Rules, Regulations and Procedures

11.1     Subject to clauses 11.2 and 11.3, the Exchange may at any time extend or amend the Rules and ICCH may at any time extend or amend the Regulations and Procedures.

11.2     A party in preparing or making any extension or amendment of the Rules or Regulations and Procedures (as the case may be) shall:

(a)                    in so far as is practicable in the circumstances consult in every case with the other party; and

(b)                   give the other party in every case (except in the case of exercise of emergency power is under the Rules, Regulations or Procedures), no less than 14 days’ written notice of the final form and content of the extension or amendment.

11.3     At any time within the period of 14 days following the giving of a notice under clause 11.2(b) the party to whom it is given (“the other party”) may give the first party, notice of [ILLEGIBLE], passed within that period by the other party’s board or [ILLEGIBLE], formally objecting to the intended extension or amendment of the Rules or, as the case may be, the Procedures (“notice of objection”). Upon receipt of notice of objection the first party shall forthwith defer the coming into operation of the intended extension or amendment and both parties shall use their best endeavours by negotiation with each other to resolve the other party’s objection. At the expiration of one month from the receipt of notice of objection the first party may bring the intended extension or amendment into force either in its original form or modified to reflect such agreement as may have been attained in the parties’ negotiation. This clause shall not apply in the event of ICCH or the Exchange exercising emergency powers under the Rules, or Procedures, to extend or amend the Rules or, as the case may be, the Procedures.

11.4     A party shall supply the other with no fewer than two copies of the Rules, the Regulations and the Procedures (as the case may be), as extended or amended, and any general notice, direction or circular issued by such party to Members or clearing Members. Such copies shall be addressed to such officer of the other party as the latter may from time to time designate for the purpose.

11.5     Unless directed by the Secretary of State, the Securities and Investments Board or the court, the Exchange shall not adopt any provision in its Rules which may have the effect of imposing on ICCH an obligation which is inconsistent with ICCH’s obligations under the Regulations and Procedures without the prior written consent of ICCH.

11.6     Unless directed by the Secretary of State, the Securities and Investments Board or the court, ICCH shall not adopt any provisions in its Regulations or Procedures which may have the effect of imposing on the Exchange an obligation which is inconsistent with the Exchange’s obligations under the Rules without the prior written consent of the Exchange.

12.      Exchange contracts

12.1     The Exchange may at any time introduce new exchange contracts provided that where ICCH is to provide clearing for such contracts the Exchange shall as soon as reasonably practicable advise ICCH of the proposal to introduce the same and shall thereafter consult with ICCH.

12.2     Without prejudice to the foregoing requirement to inform and consult, the Exchange shall give ICCH not less than 14 days’ written notice of the date on which the Exchange intends to introduce a new exchange contract.

12.3     ICCH may by written notice to the Exchange to [ILLEGIBLE] not less than 7 days before the expiry of the period specified in clause 12.2 decline to register any contract made in the terms of a new exchange contract or an extended or amended exchange contract if ICCH reasonably determines that the registration of such contract would expose ICCH to unacceptable risks or that the contract is or may be commercially unacceptable to ICCH for clearing. This clause is without prejudice to the rights of ICCH under the Regulations.

12.4     If ICCH declines pursuant to clause 12.3 to register contracts in the terms of an exchange contract the Exchange shall be entitled to make other arrangements for clearing in respect of such contracts.

12.5     Neither ICCH nor the Exchange shall make any public announcement of the Exchange’s intention to introduce a new exchange contract or (except in an emergency) to alter or amend the terms of an exchange contract until the period specified in clause 12.2 has elapsed unless such announcement or disclosure has been agreed to by both ICCH and the Exchange.

12.6     Clauses 12.1 to 12.3 shall have effect without prejudice to clause 11.

13.      Trade emergencies

13.1     If at any time either the Exchange or ICCH suspects or anticipates the development of an excessive position or unwarranted speculation or any other undesirable situation or practice affecting or capable of affecting the Market, Members or contracts or any of them, it shall forthwith notify the other party of the circumstances.

13.2     If the circumstances contemplated by clause 13.1 are found to have arisen ICCH shall take such action as the Exchange may reasonably require to monitor the development of such circumstances and keep the Exchange informed of such development.

13.3     If the Exchange determines in accordance with the Rules that an excessive position or unwarranted speculation or any other undesirable situation or practice is developing or has developed which is affecting or capable of affecting the Market, ICCH may in accordance with the Regulations or the Procedures take such action in respect of contracts which are for the time being registered by it as may be required by the Rules or as may be agreed between the Exchange and ICCH.

14.      Invoicing back

14.1     If, where a contract is to be invoiced back or closed out by resale under the Rules or the Regulations or Procedures, the Exchange fails to fix an invoicing back price or premium (in the case of an option contract) or resale price within 24 hours of being asked to do so by ICCH or the Exchange is by virtue of its closure, insolvency or for any other reason manifestly incapable of doing so ICCH may (subject to the Regulations and the Rules) fix an invoicing back price or premium or resale price (as the case may be) of such amount as it may in its absolute discretion determine and may (subject as aforesaid) invoice back or close out by resale any contract at that price or premium.

15.      Collection of fees

15.1     At the request of the Exchange and if permitted by the Rules ICCH shall collect from clearing Members and pay to the Exchange such levies as may from time to time be payable by such clearing Members to the Exchange in which case—

(a)                     ICCH shall not be obliged to make such collection at times or in a manner other than the times or manner at or in which ICCH would normally collect from clearing Members money due to ICCH;

(b)                    ICCH shall provide to the Exchange within 7 days of the end of each month a statement showing the amount collected in such detail and on such terms as may be agreed, together with payment of such amount to the Exchange;

(c)                     ICCH shall not be obliged to make any rebate or repay any levy which may be due from the Exchange to clearing Members; and

(d)                    ICCH shall not be obliged to pursue such collection where a clearing Member defaults in payment.

16.      ICCH’s charges

16.1     Subject to the Regulations and Agreement of the Exchange (such agreement not to be unreasonably withheld), ICCH shall be entitled to charge clearing Members the registration, tender and other clearing fees set out in the sixth Schedule to this Agreement.

16.2     In addition to such fees ICCH shall be entitled following consultation with the Exchange to make such other reasonable charges on clearing Members as provided in the Regulations or the Procedures.

16.3     ICCH shall give the Exchange not less than 21 days, written notice of the introduction of any new fee relating to the Exchange or the Market.

17.      No partnership

17.1     Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties or constitute or be deemed to constitute ICCH as agent of the Exchange or vice versa for any purpose whatsoever.

18.      Term

18.1     Subject to clauses 18.2 and 18.3, this Agreement shall commence on 29th April 1988 and shall unless otherwise agreed subsist for two years and shall be automatically renewed from year to year thereafter provided, however, that either party may terminate this Agreement by giving the other party one year’s written notice of its intention so to do expiring at any time after 29th April 1990.

18.2     If either party (“the defaulting party”) is in breach of or in default under any term of this Agreement than the other party may serve upon the defaulting party written notice of the breach or default relied upon and if the defaulting party does not remedy such breach or default within 30 days of being delivered such notice then this Agreement may (if the breach is a material one) be terminated at the and of such 10 day period by the party serving the notice.

18.3     On the termination of this Agreement (howsoever determined), the closure of the Market or the Exchange ceasing to trade (for whatever reason)   *   .

18.4     Each party shall give notice forthwith to the other of the occurrence of any of the following events with regard to the first-mentioned party —

(a)                     the presentation of a petition or passing of any resolution for a winding-up;

(b)                    the appointment of a receiver, administrative receiver or administrator;

(c)                     the making of a composition or arrangement with creditors;

(d)                    the institution of any proceedings in the courts by or against the party.

18.5     Each party shall have the right to terminate this Agreement forthwith on the occurrence of any of the following events —

(a)                     the receipt of a notice given by the other party under clause 18.4 (b) or (c);

(b)                    the making of the winding-up order against the other party;

(c)                     the passing of any resolution for a winding-up (other than in the course of a construction or amalgamation) of the other party.

19.      Force majeure

19.1     Neither party shall be liable for any failure in performance of this Agreement if such failure arises out of causes beyond its control. Such causes may include but are not limited to acts of God or the public enemy, acts of a civil or military authority, fire, flood, labour dispute, unavailability or restriction of computer or data processing facilities or of energy supplies, communications failure, riot or war.

20.      Conformity of Rules, Regulations and Procedures

20.1     ICCH shall use its best endeavours to bring this Agreement, the Regulations and Procedures into conformity to each other by 31st July 1988.

20.2     The Exchange shall use its best endeavours to bring the Rules into compliance with the requirements of this Agreement and the Regulations and Procedures not later than 3 months after ICCH has given written notice to the Exchange that ICCH has brought this Agreement, the Regulations and Procedures into conformity to each other.

21.                  Amendments to Agreement

21.1     The parties by written instrument signed by their duly authorised representatives may at any time agree to extend, modify, amend or alter whether in whole or in part this Agreement and the schedules hereto.

22.                  Notices

22.1     Any notice or communication to be made under or in connection with this Agreement shall be made in writing addressed to the party to which such notice or communication is [ILLEGIBLE] given and shall be deemed to have been delivered to such party [ILLEGIBLE] to the registered office of such party or 48 hours after [ILLEGIBLE] in the post first-class postage prepaid in an envelope [ILLEGIBLE] it at that address; save that a notice or communication of [ILLEGIBLE] nature shall be given or made orally and as soon as reasonably [ILLEGIBLE] thereafter confirmed in writing in conformity thereto.

22.2     Each party shall have at all reasonable times the facilities by which the other party can communicate to it by telex, telephone or telefax.

23.        Law

23.1     This Agreement shall be governed by and construed in accordance with the Laws of England.

IN WITNESS whereof the parties hereto have caused this Agreement to be signed by their duly authorised representatives the day and year first before written.

/s/       [ILLEGIBLE]

(for the Exchange)

/s/       [ILLEGIBLE]

(for ICCH)

FIRST SCHEDULE

/s/       [ILLEGIBLE]

/s/       [ILLEGIBLE]

(Clause 1.1)

Clearing

Functions to be performed by “ICCH”

In accordance with the terms of this Agreement and subject to the Regulations and Procedures ICCH shall perform the under mentioned clearing functions —

1.                          To receive by means of —

(a)          direct input into the clearing system by the Exchange (other than under (c)),

(b)         direct input into the clearing system by clearing Members, or

(c)          the supply of matched trade information into the clearing system by the Exchange,

and to assign to accounts opened in the names of clearing Members, particulars of contracts presented for registration in the names of such clearing Members.

2.                          If not precluded by the Rules, to allow a clearing Member to allocate a contract presented for registration to another clearing Member by way of transfer.

3.                          To allow clearing Members to designate contracts into separate client accounts opened in their names.

4.                          Subject to confirmation by or on behalf of a clearing [ILLEGIBLE] and (subject to the Regulations) payment of cover in [ILLEGIBLE] a contract presented for registration, to register such contract in the name of such clearing Member.

5.                          To deal with a contract registered in the name of a clearing Member in accordance with the Rules, Regulations and Procedures, including, where the Rules or the Procedures so prescribe in respect of an exchange contract, affecting the daily settlement to market or daily marking to market of an open contract on the terms of such exchange contract save where the Procedures otherwise provide; provided that daily settlement to market shall not be applied to a contract registered in a clearing Member’s client account.

6.                          To ensure that the processes mentioned at paragraph 5 above are separately applied to any separate client account opened in a clearing Member’s name and designated as such.

7.                          To provide each clearing Member on every business day with a statement or summary giving details of —

(a)                    contracts presented for registration by the clearing Member or allocated to him;

(b)                   contracts presented for registration and where applicable showing separately those which  have been designated to any separate client account opened in the clearing Member’s name and designated as such;

(c)                    contracts which have been settled from any account of the clearing Member by virtue of daily settlement or daily marking to market;

(d)                   contracts which have been, or will subject to the provision of cover be, registered in the name of the clearing Member showing the account in which such contract has been or will be registered;

(e)                    amounts of money which are due to and from ICCH from and to the clearing Member and where applicable details of account in respect of which such amounts are due.

8.                          To determine every clearing Member’s financial position in relation to ICCH with regard to each business day, and to require or make such payments as are required to discharge any resulting balance in accordance with the Regulations and Procedures.

9.                          Where applicable to provide arrangements for the repayment of money due to the clearing Member (pursuant to paragraph 8 above) in respect of any separate client account whereby such payment shall only be made to an approved bank in accordance with and within the meaning of the Financial Services (Clients’ Money) Regulations 1987.

10.                    To perform for clearing Members such other functions as are assigned to ICCH by the Regulations or the Procedures or as may be agreed from time to time between ICCH and the Exchange.

The London Clearing House Ltd Roman Wall House 1-2 Crutched Friars London EC3N 2AN	** GRAPHIC **

For the attention of:                                          D M Hardy Esq
Chief Executive

16 July 1996

Dear Sirs,

Agreement as to Clearing dated 7 June 1988 (the “Clearing Agreement”)

Further to our recent discussions we write to set out the amendments to the clearing Agreement that have been agreed between us.

Words and expressions used in this letter and defined in the Clearing Agreement shall bear the same meanings as in the Clearing Agreement save that in this letter the term “LCH” will be used in place of the term “ICCH” which is used in the Clearing Agreement. References to numbered clauses are references to Clauses in the Clearing Agreement.

1.                         Members (Clause 3)

For the avoidance of doubt no Member shall be entitled to deal LCH under the arrangements established pursuant to the Clearing Agreement in respect of any category of exchange contract unless such Member is authorised under the Rules to clear such a contract.

2.                         Input of Trading Information (Clause 4)

(a)                    Registration of contracts, particulars of which have been presented to LCH in accordance with Clause 4.1 on any business day, shall be deemed to occur one hour after the Exchange has notified LCH of the completion of operation of its Trade Registration System for that business day (i.e. TRS “end of day” signal) or as such other time as may be agreed, in writing, from time to time.

[ILLEGIBLE]

[ILLEGIBLE]

[ILLEGIBLE]

[ILLEGIBLE]

(b)                   The words “striking price” in the third line of clause 4.5(c) shall be deleted and replaced by the word “series”.

3.                         Initial Margins (Clause 6)

LCH’s duty to consult with the Exchange shall extend, where reasonably practicable, to any proposal by LCH to:

(a)                    alter the proportion of margin which does not bear interest;

(b)                   make intra-day margin calls:

(c)                    alter its margining policy or methodology.

4.                         Security for Margin (Clause 7)

LCH’s duty to consult with the Exchange shall extend to any proposal to alter the basis on which it will accept collateral otherwise than in the form of cash as security for clearing a Member’s obligations to LCH, including any alterations to the types of collateral that it may accept whether generally or in respect of a particular Member.

5.                         Official Quotations (Clause 9)

The word “given” in the fifth line of Clause 9.1 shall be deleted and replaced by the word “struck”

6.                         Rules, Regulations and Procedures (Clause 11)

(a)                    The procedure set out in clauses 11.2 and 11.3 shall apply to any proposal by LCH to extend the scope of its business to the clearing of either any contract traded on an exchange for whom LCH does not currently clear contracts or any contract not traded on an exchange, provided that the period for recognition provided for in Clause 11.3 shall in such circumstances be extended to three months.

(b)                   The words “to the extent that the proposed extension or amendment is material to the other party” shall be added after the word “party” in the second line of Clause 11.2(a).

(c)                    The word “the” in the fourth line of Clause 11.2(b) shall be deleted and replaced by the word “any”.

2

7.                         LCH’s Treasury Arrangements and Charges (Clause 16)

The following provisions shall apply in substitution for clause 16.1:

16.1             (a)                     LCH shall be entitled to charge the Exchange registration fees at the levels in force on the date of this letter, subject to such modifications as made between the parties from time to time. The parties shall keep under review the level of such charges and the persons to whom such charges will be made.

(b)                    LCH shall be entitled to charge clearing members such tender and other clearing fees as are set out in the Sixth Schedule to the Clearing Agreement (as amended from time to time).

(c)                     LCH shall disclose to the exchange details of the basis on which its charges are calculated from time to time.

(d)                    The income which LCH obtains through its treasury arrangements in relation to the holding of collateral posted with it by clearing members shall be taken into account in relation to each matter set out in the foregoing provisions of this Clause 16.1.

8.                         Term (Clause 18.1)

The following provision shall apply in substitution for clause 18.1:

18.1             Subject to Clauses 18.2 and 18.3, this Agreement shall, unless otherwise agreed, continue in force for an initial term (the “Initial Term”) of    *    from the date upon which the Exchange becomes a shareholder in LCH and shall continue in force after the Initial Term until terminated by either party giving to the other party not less than    *    notice in writing of termination, such notice expiring not less than    *    from the end of the Initial Term.

9.                         Additional Provisions

(a)                    Action by LCH against Members

Prior to imposing any requirement on a Member which is not applicable to Members generally, (including without limitation the imposition of any additional margin requirement on a Member for any reason) LCH shall where practicable consult with the Exchange.

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(b)                   Risk Management and Surveillance and Financial Requirements

(i)                        It is recognised that both parties carry out risk management and surveillance activities in relation to the financial and market open positions of Members, LCH primarily, but not exclusively, in order to assess the level of its counterparty risk from time to time, and the Exchange primarily, but not exclusively, to protect the integrity of the market. The parties undertake to co-operate with each other with a view to ensuring, where practicable and lawful to do so, that information is exchanged between them with a view to assisting each other in performing such functions and that where the activities of each party in relation to Members overlap that they are carried out in such a manner as will minimise inconvenience and cost to Members.

(ii)                     The parties recognise the desirability where practicable, of setting a common level of minimum financial requirements on Members.

(c)                    Service Level Agreements

The parties agree to negotiate in good faith with a view to concluding by 30 June 1997 a service level agreement on the services provided pursuant to the Clearing Agreement.

(d)                   Development of Systems

(i)                        Any party proposing to alter the systems used for the provision of banking, delivery, trade reporting or clearing processing services or other information pursuant to the Clearing Agreement shall consult with the other prior to doing so.

(ii)                     The parties shall negotiate in good faith with a view to concluding by 30 June 1997 a separate agreement concerning the use of trade reporting and clearing processing systems by each party in relation to the Clearing Agreement.

(iii)                  The Exchange acknowledges and agrees that it will continue to provide to LCH the clearing processing systems and related communication facilities (“System”) and to maintain and operate the Systems in the manner in which the Systems are currently provided, maintained and operated by or on behalf of the Exchange, save insofar as the Exchange or LCH may otherwise agree.

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(e)                    Changes Affecting Exchange Contracts

(i)                        Where the Exchange is proposing to make changes to the terms of an Exchange contract it shall consult LCH prior to implementing such proposals.

(ii)                     Where LCH is proposing to make changes to the Procedures or other administrative arrangements which affect the delivery of an Exchange contract it shall consult the Exchange prior to implementing such proposals.

(f)        General Provisions regarding Consultation

Where under the Clearing Agreement and this letter a party has a duty to consult with the other before taking any particular action, the party concerned shall be required, where practicable, to provide a written statement of the reasons for the proposed course of action and discuss such reasons with the other party before taking the relevant action.

10.                  Effective date of this letter

The Clearing Agreement shall continue to have effect until the date upon which the Exchange becomes a shareholder in LCH, whereupon the Clearing Agreement shall continue subject to the terms set out in this letter. If a provision of this letter is inconsistent with a provision of the Clearing Agreement the provision of this letter shall prevail.

We would be grateful if you could signify your acceptance of the terms of this letter by signing and returning the enclosed duplicate of this letter.

Yours faithfully,

/s/ [Illegible]

Signed on behalf of:
LIFFE Administration and Management
(a wholly-owned subsidiary of LIFFE (Holdings) plc)

We have read and agree to the terms and conditions set out in this letter.

/s/ [Illegible]

Signed on behalf of:
The London Clearing House Limited

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